Exhibit 99.1

Flowserve Corporation Reports Third Quarter 2022 Results; Issues Fourth Quarter 2022 Financial Guidance

  Strong bookings of $1.22 billion increased 34.2% year-over-year and 40.8% on a constant currency basis, including one of Flowserve’s largest awards in its history
  Reported Earnings Per Share of 29 cents, includes 20 cents of net benefit due primarily to $30 million below-the-line foreign exchange gain, Adjusted Earnings per Share of 9 cents
  As previously announced, Reported and Adjusted Earnings per Share were impacted by approximately 22 cents per share of certain discrete items in the third quarter
  Backlog of $2.6 billion was up 29.9% versus 2021 year-end and 32.1% year-over-year, reaching its highest level since Q2 2015 and positioning the Company for growth
  With the highest backlog since 2015, and expectations for continued supportive end-markets, Flowserve is well-positioned for sequential revenue and earnings growth in the fourth quarter and full-year 2023
  Announced the acquisition of Chart Industries’ in-process R&D for hydrogen pumps to support our Diversify, Decarbonize and Digitize (“3D”) strategy

DALLAS--(BUSINESS WIRE)--October 31, 2022--Flowserve Corporation (NYSE: FLS), a leading provider of flow control products and services for the global infrastructure markets, today announced its financial results for the third quarter ended September 30, 2022.

Third Quarter 2022 Highlights (all comparisons to the 2021 third quarter, unless otherwise noted)

  Reported Earnings Per Share (EPS) of $0.29 and Adjusted EPS1 of $0.09
    Reported EPS includes a $30.5 million below-the-line FX benefit, $2.7 million reserve reversal of a prior discrete asset write-down and a modest realignment benefit
  Total bookings were $1.22 billion, up 34.2%, or 40.8% on a constant currency basis
    Original equipment bookings were $679.7 million, up 63.0% or 70.1% on a constant currency basis
    Aftermarket bookings were $543.7 million, up 9.9%, or 16.2% on a constant currency basis
  Sales were $872.9 million, up 0.8%, or 7.2% on a constant currency basis
    Original equipment sales were $412.1 million, down 3.1%, or up 3.6% on a constant currency basis
    Aftermarket sales were $460.8 million, up 4.5%, or up 10.6% on a constant currency basis
  Reported gross and operating margins were 27.4% and 2.8%, respectively
    Adjusted gross and operating margins2 were 27.4% and 2.4%, respectively

“Our third quarter results were impacted by a number of previously disclosed discrete, period-specific issues impacting our EPS and margin performance,” said Scott Rowe, Flowserve’s President and Chief Executive Officer. “While we are disappointed by these results, our performance in the third quarter does not reflect what the business is capable of delivering or our opportunities for the future. We have since put these non-recurring items behind us and have taken corrective actions to remedy the operating issues. Third quarter bookings, however, were exceptionally strong with large project awards in our traditional markets, solid aftermarket and MRO activity, and numerous awards driven by our 3D growth strategy. Our current project funnel remains healthy and includes significant opportunities in energy transition and energy security.”

Rowe concluded, “We look to close out the year with significant sequential revenue growth and improved margins given the one-time nature of most of the factors that impacted our third quarter performance. We continue to make progress on our efforts to mitigate supply chain headwinds that have challenged our revenue conversion this year and are implementing new cost reduction measures to improve efficiency and address underutilization at certain facilities. With our highest backlog in seven years, increased spending in our traditional markets driven by energy security concerns and continued progress and momentum in our 3D strategy, we believe Flowserve is positioned to deliver sequential revenue growth and earnings improvement for the remainder of the year and for full-year 2023.”

2022 Fourth Quarter Guidance3

Flowserve expects 2022 fourth quarter Reported and Adjusted EPS of at least 40 cents on year-over-year quarterly revenue growth of approximately 8-10%. Additionally, several of the issues that impacted the third quarter, including business disruption due to an ERP conversion, discrete one-time accounting issues, the purchase of R&D and elevated bad debt expenses are not expected to recur in the fourth quarter. Fourth quarter Adjusted EPS will exclude realignment expenses, below-the-line FX impacts and other potential specific discrete items.

Third Quarter 2022 Results Conference Call

Flowserve will host its conference call with the financial community on Tuesday, November 1st at 11:00 AM Eastern. Scott Rowe, president and chief executive officer, as well as other members of the management team will be presenting. The call can be accessed by shareholders and other interested parties at www.flowserve.com under the “Investor Relations” section.

[1] See Reconciliation of Non-GAAP Measures table for detailed reconciliation of reported results to adjusted measures.

[2] Adjusted gross and operating margins are calculated by dividing adjusted gross profit and adjusted operating income, respectively, by revenues. Adjusted gross profit and adjusted operating income are derived by excluding the adjusted items. See reconciliation of Non-GAAP Measures table for detailed reconciliation.

[3] Adjusted 2022 EPS excludes realignment expenses, the impact from other specific discrete items and below-the-line foreign currency effects and utilizes current FX rates and approximately 131 million fully diluted shares.

- FX impact is calculated by comparing the difference between the actual average FX rates of 2022 and the year-end 2021 spot rates both as applied to our 2022 expectations, divided by the number of shares expected for 2022.

About Flowserve

Flowserve Corp. is one of the world’s leading providers of fluid motion and control products and services. Operating in more than 50 countries, the company produces engineered and industrial pumps, seals and valves as well as a range of related flow management services. More information about Flowserve can be obtained by visiting the company’s Web site at www.flowserve.com.

Safe Harbor Statement: This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as, "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this news release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the following: the impact of the global outbreak of COVID-19 on our business and operations; a portion of our bookings may not lead to completed sales, and our ability to convert bookings into revenues at acceptable profit margins; changes in global economic conditions and the potential for unexpected cancellations or delays of customer orders in our reported backlog; our dependence on our customers’ ability to make required capital investment and maintenance expenditures; if we are not able to successfully execute and realize the expected financial benefits from our strategic transformation and realignment initiatives, our business could be adversely affected; risks associated with cost overruns on fixed-fee projects and in taking customer orders for large complex custom engineered products; the substantial dependence of our sales on the success of the oil and gas, chemical, power generation and water management industries; the adverse impact of volatile raw materials prices on our products and operating margins; economic, political and other risks associated with our international operations, including military actions, trade embargoes, epidemics or pandemics or changes to tariffs or trade agreements that could affect customer markets, particularly North African, Russian and Middle Eastern markets and global oil and gas producers, and non-compliance with U.S. export/re-export control, foreign corrupt practice laws, economic sanctions and import laws and regulations; increased aging and slower collection of receivables, particularly in Latin America and other emerging markets; our exposure to fluctuations in foreign currency exchange rates, including in hyperinflationary countries such as Venezuela and Argentina; our furnishing of products and services to nuclear power plant facilities and other critical processes; potential adverse consequences resulting from litigation to which we are a party, such as litigation involving asbestos-containing material claims; expectations regarding acquisitions and the integration of acquired businesses; our relative geographical profitability and its impact on our utilization of deferred tax assets, including foreign tax credits; the potential adverse impact of an impairment in the carrying value of goodwill or other intangible assets; our dependence upon third-party suppliers whose failure to perform timely could adversely affect our business operations; the highly competitive nature of the markets in which we operate; environmental compliance costs and liabilities; potential work stoppages and other labor matters; access to public and private sources of debt financing; our inability to protect our intellectual property in the U.S., as well as in foreign countries; obligations under our defined benefit pension plans; our internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud; the recording of increased deferred tax asset valuation allowances in the future or the impact of tax law changes on such deferred tax assets could affect our operating results; our information technology infrastructure could be subject to service interruptions, data corruption, cyber-based attacks or network security breaches, which could disrupt our business operations and result in the loss of critical and confidential information; ineffective internal controls could impact the accuracy and timely reporting of our business and financial results; and other factors described from time to time in our filings with the Securities and Exchange Commission.

All forward-looking statements included in this news release are based on information available to us on the date hereof, and we assume no obligation to update any forward-looking statement.

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that non-GAAP financial measures which exclude certain non-recurring items present additional useful comparisons between current results and results in prior operating periods, providing investors with a clearer view of the underlying trends of the business. Management also uses these non-GAAP financial measures in making financial, operating, planning and compensation decisions and in evaluating the Company's performance. Throughout our materials we refer to non-GAAP measures as “Adjusted.” Non-GAAP financial measures, which may be inconsistent with similarly captioned measures presented by other companies, should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended September 30,
(Amounts in thousands, except per share data)	2022	2021

Sales	$872,881	$866,118
Cost of sales	(633,304)	(612,626)
Gross profit	239,577	253,492
Selling, general and administrative expense	(221,142)	(200,862)
Net earnings from affiliates	5,782	4,732
Operating income	24,217	57,362
Interest expense	(11,582)	(14,746)
Loss on extinguishment of debt	-	(563)
Interest income	1,141	827
Other income (expense), net	28,676	(1,504)
Earnings before income taxes	42,452	41,376
(Provision for) benefit from income taxes	(1,817)	10,433
Net earnings, including noncontrolling interests	40,635	51,809
Less: Net earnings attributable to noncontrolling interests	(2,235)	(2,024)
Net earnings attributable to Flowserve Corporation	$38,400	$49,785

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.29	$0.38
Diluted	0.29	0.38

Weighted average shares - basic	130,703	130,242
Weighted average shares - diluted	131,402	130,789

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2022
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$872,881	$-		$-		$872,881
Gross profit	239,577	395		209	(3)	238,973
Gross margin	27.4%	-		-		27.4%

Selling, general and administrative expense	(221,142)	(99)		2,523	(3)	(223,566)
Net earnings from affiliates	5,782	-		-		5,782

Operating income	24,217	296		2,732		21,189
Operating income as a percentage of sales	2.8%	-		-		2.4%

Interest and other expense, net	18,235	-		30,482	(4)	(12,247)

Earnings before income taxes	42,452	296		33,214		8,942
Provision for income taxes	(1,817)	(94)	(2)	(7,354)	(5)	5,631
Tax Rate	4.3%	31.8%		22.1%		-63.0%

Net earnings attributable to Flowserve Corporation	$38,400	$202		$25,860		$12,338

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.29	$-		$0.20		$0.09
Diluted	0.29	-		0.20		0.09

Basic number of shares used for calculation	130,703	130,703		130,703		130,703
Diluted number of shares used for calculation	131,402	131,402		131,402		131,402
(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment adjustments incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents reversals of expenses that were adjusted for Non-GAAP measures in previous periods
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months Ended September 30, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$866,118	$-		$-		$866,118
Gross profit	253,492	(2,582)		-		256,074
Gross margin	29.3%	-		-		29.6%

Selling, general and administrative expense	(200,862)	(368)		-		(200,494)
Gain on sale of business	-	-		-		-
Net earnings from affiliates	4,732	-		-		4,732

Operating income	57,362	(2,950)		-		60,312
Operating income as a percentage of sales	6.6%	-		-		7.0%

Interest and other expense, net	(15,986)	-		(2,520)	(3)	(13,466)

Earnings before income taxes	41,376	(2,950)		(2,520)		46,846
(Provision for) benefit from income taxes	10,433	624	(2)	16,935	(4)	(7,126)
Tax Rate	-25.2%	21.2%		672.0%		15.2%

Net earnings attributable to Flowserve Corporation	$49,785	$(2,326)		$14,415		$37,696

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.38	$(0.02)		$0.11		$0.29
Diluted	0.38	(0.02)		0.11		0.29

Basic number of shares used for calculation	130,242	130,242		130,242		130,242
Diluted number of shares used for calculation	130,789	130,789		130,789		130,789
(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above.
(3) Represents below-the-line foreign exchange impacts and $1.5 million of expense as a result of early extinguishment of debt and duplicate interest expense.
(4) Includes tax impact of items above and $16.6 million benefit related to legal entity restructuring of foreign holding companies.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2022	2021
Bookings	$925.8	$660.9
Sales	592.6	601.8
Gross profit	170.0	182.9
Gross profit margin	28.7%	30.4%
SG&A	136.9	128.5
Segment operating income	38.9	59.1
Segment operating income as a percentage of sales	6.6%	9.8%

FLOW CONTROL DIVISION	Three Months Ended September 30,
(Amounts in millions, except percentages)	2022	2021
Bookings	$300.0	$253.6
Sales	282.6	266.1
Gross profit	78.2	77.0
Gross profit margin	27.7%	28.9%
SG&A	48.5	49.3
Segment operating income	29.7	27.7
Segment operating income as a percentage of sales	10.5%	10.4%

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands, except per share data)	2022	2021

Sales	$2,576,161	$2,621,604
Cost of sales	(1,877,108)	(1,838,974)
Gross profit	699,053	782,630
Selling, general and administrative expense	(621,956)	(609,965)
Gain on sale of business	-	1,806
Net earnings from affiliates	14,821	11,157
Operating income	91,918	185,628
Interest expense	(33,337)	(45,847)
Loss on extinguishment of debt	-	(8,173)
Interest income	2,938	1,893
Other income (expense), net	28,152	(20,717)
Earnings before income taxes	89,671	112,784
(Provision for) benefit from income taxes	(16,618)	3,929
Net earnings, including noncontrolling interests	73,053	116,713
Less: Net earnings attributable to noncontrolling interests	(5,694)	(7,495)
Net earnings attributable to Flowserve Corporation	$67,359	$109,218

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.52	$0.84
Diluted	0.51	0.83

Weighted average shares - basic	130,604	130,325
Weighted average shares - diluted	131,233	130,867

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2022
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$2,576,161	$-		$-		$2,576,161
Cost of sales	(1,877,108)	126		(9,844)	(3)	(1,867,390)
Gross profit	699,053	126		(9,844)	(3)	708,771
Gross margin	27.1%	-		-		27.5%

Selling, general and administrative expense	(621,956)	40		(10,706)	(3)	(611,290)
Loss on sale of business	-	-		-		-
Net earnings from affiliates	14,821	-		-		14,821

Operating income	91,918	166		(20,550)		112,302
Operating income as a percentage of sales	3.6%	-		-		4.4%

Interest and other expense, net	(2,247)	-		34,900	(4)	(37,147)

Earnings before income taxes	89,671	166		14,350		75,155
Provision for income taxes	(16,618)	(67)	(2)	(8,455)	(5)	(8,096)
Tax Rate	18.5%	40.4%		58.9%		10.8%
Net earnings (loss), including noncontrolling interests	73,053	99		5,895		67,059
Less: Net earnings attributable to noncontrolling interests	(5,694)	-		-		(5,694)

Net earnings attributable to Flowserve Corporation	$67,359	$99		$5,895		$61,365

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.52	$-		$0.05		$0.47
Diluted	0.51	-		0.04		0.47

Basic number of shares used for calculation	130,604	130,604		130,604		130,604
Diluted number of shares used for calculation	131,233	131,233		131,233		131,233
(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment adjustments incurred as a result of realignment programs
(2) Includes tax impact of items above
(3) Represents the reserve of Russia related financial exposures and a discrete asset write-down. The impact of $5.4 million of previously recognized revenue and estimated cancellation fees on open contracts that were previously accounted for under POC and subsequently canceled have been reflected in the above adjustment to gross profit. In addition, includes reversals of expenses that were adjusted for Non-GAAP measures in previous periods.
(4) Represents below-the-line foreign exchange impacts
(5) Includes tax impact of items above

RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Nine Months Ended September 30, 2021
(Amounts in thousands, except per share data)	As Reported (a)	Realignment (1)		Other Items		As Adjusted

Sales	$2,621,604	$-		$-		$2,621,604
Gross profit	782,630	(15,813)		-		798,443
Gross margin	29.9%	-		-		30.5%

Selling, general and administrative expense	(609,965)	(6,454)		-		(603,511)
Gain on sale of business	1,806	-		1,806	(3)	-
Net earnings from affiliates	11,157	-		-		11,157

Operating income	185,628	(22,267)		1,806		206,089
Operating income as a percentage of sales	7.1%	-		-		7.9%

Interest and other expense, net	(72,844)	-		(23,833)	(4)	(49,011)

Earnings before income taxes	112,784	(22,267)		(22,027)		157,078
(Provision for) benefit from income taxes	3,929	8,466	(2)	22,734	(5)	(27,271)
Tax Rate	-3.5%	38.0%		103.2%		17.4%

Net earnings attributable to Flowserve Corporation	$109,218	$(13,801)		$707		$122,312

Net earnings per share attributable to Flowserve Corporation common shareholders:
Basic	$0.84	$(0.11)		$0.01		$0.94
Diluted	0.83	(0.11)		0.01		0.93

Basic number of shares used for calculation	130,325	130,325		130,325		130,325
Diluted number of shares used for calculation	130,867	130,867		130,867		130,867
(a) Reported in conformity with U.S. GAAP

Notes:
(1) Represents realignment expense incurred as a result of realignment programs.
(2) Includes tax impact of items above and realignment related tax release.
(3) Represents final settlement gain on sale of business in 2018.
(4) Represents below-the-line foreign exchange impacts and $9.1 million of expense as a result of early extinguishment of debt and duplicate interest expense.
(5) Includes tax impact of items above and $17.9 million benefit related to legal entity restructuring of foreign holding companies.

SEGMENT INFORMATION
(Unaudited)

FLOWSERVE PUMP DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2022	2021
Bookings	$2,433.6	$1,982.5
Sales	1,783.1	1,821.9
Gross profit	510.9	562.1
Gross profit margin	28.7%	30.9%
SG&A	408.4	394.7
Gain on sale of business	-	1.8
Segment operating income	117.3	180.7
Segment operating income as a percentage of sales	6.6%	9.9%

FLOW CONTROL DIVISION	Nine Months Ended September 30,
(Amounts in millions, except percentages)	2022	2021
Bookings	$923.2	$834.0
Sales	798.8	803.1
Gross profit	218.0	236.4
Gross profit margin	27.3%	29.4%
SG&A	142.7	147.1
Segment operating income	75.3	89.7
Segment operating income as a percentage of sales	9.4%	11.2%

Third Quarter and Year-to-Date 2022 - Segment Results
(dollars in millions, comparison vs. 2021 third quarter and year-to-date, unaudited)

	FPD		FCD
	3rd Qtr	YTD	3rd Qtr	YTD
Bookings	$925.8	$2,433.6	$300.0	$923.2
- vs. prior year	40.1%	22.8%	18.3%	10.7%
- on constant currency	46.8%	27.7%	24.7%	15.0%

Sales	$592.6	$1,783.1	$282.6	$798.8
- vs. prior year	-1.5%	-2.1%	6.2%	-0.5%
- on constant currency	4.8%	2.4%	12.5%	3.6%

Gross Profit	$170.0	$510.9	$78.2	$218.0
- vs. prior year	-7.1%	-9.1%	1.6%	-7.8%

Gross Margin (% of sales)	28.7%	28.7%	27.7%	27.3%
- vs. prior year (in basis points)	(170) bps	(220) bps	(120) bps	(210) bps

Operating Income	$38.9	$117.3	$29.7	$75.3
- vs. prior year	-34.2%	-35.1%	7.2%	-16.1%
- on constant currency	-25.4%	-31.0%	11.3%	-13.8%

Operating Margin (% of sales)	6.6%	6.6%	10.5%	9.4%
- vs. prior year (in basis points)	(320) bps	(330) bps	(10) bps	(180) bps

Adjusted Operating Income *	$35.8	$132.6	$29.7	$80.6
- vs. prior year	-41.4%	-31.5%	6.1%	-12.3%
- on constant currency	-33.0%	-27.6%	10.2%	-10.2%

Adj. Oper. Margin (% of sales)*	6.0%	7.4%	10.5%	10.1%
- vs. prior year (in basis points)	(420) bps	(320) bps	(0) bps	(130) bps

Backlog	$1,911.1		$701.8

* Adjusted Operating Income and Adjusted Operating Margin exclude realignment charges and other specific discrete items

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
	September 30,	December 31,
(Amounts in thousands, except par value)	2022	2021

ASSETS
Current assets:
Cash and cash equivalents	$351,870	$658,452
Accounts receivable, net of allowance for expected credit losses of $82,101 and $74,336, respectively	770,152	739,210
Contract assets, net of allowance for expected credit losses of $3,999 and $2,393, respectively	205,236	195,598
Inventories, net	779,449	678,287
Prepaid expenses and other	117,077	117,130
Total current assets	2,223,784	2,388,677
Property, plant and equipment, net of accumulated depreciation of $1,135,437 and $1,191,823, respectively	473,224	515,927
Operating lease right-of-use assets, net	173,442	193,863
Goodwill	1,135,538	1,196,479
Deferred taxes	44,833	44,049
Other intangible assets, net	134,105	152,463
Other assets, net of allowance for expected credit losses of $66,210 and $67,696, respectively	321,062	258,310
Total assets	$4,505,988	$4,749,768

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$414,372	$410,062
Accrued liabilities	382,535	445,092
Contract liabilities	216,094	202,965
Debt due within one year	47,962	41,058
Operating lease liabilities	30,723	32,628
Total current liabilities	1,091,686	1,131,805
Long-term debt due after one year	1,232,248	1,261,770
Operating lease liabilities	155,328	166,786
Retirement obligations and other liabilities	334,967	352,062
Shareholders’ equity:
Common shares, $1.25 par value	220,991	220,991
Shares authorized – 305,000
Shares issued – 176,793
Capital in excess of par value	506,744	506,386
Retained earnings	3,678,817	3,691,023
Treasury shares, at cost – 46,376 and 46,794 shares, respectively	(2,037,758)	(2,057,706)
Deferred compensation obligation	6,950	7,214
Accumulated other comprehensive loss	(718,619)	(563,589)
Total Flowserve Corporation shareholders' equity	1,657,125	1,804,319
Noncontrolling interests	34,634	33,026
Total equity	1,691,759	1,837,345
Total liabilities and equity	$4,505,988	$4,749,768

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended September 30,
(Amounts in thousands)	2022	2021

Cash flows – Operating activities:
Net earnings, including noncontrolling interests	$73,053	$116,713
Adjustments to reconcile net earnings to net cash provided (used) by operating activities:
Depreciation	59,207	66,316
Amortization of intangible and other assets	10,051	10,643
Loss on extinguishment of debt	-	8,173
Stock-based compensation	23,757	23,610
Foreign currency, asset write downs and other non-cash adjustments	(24,085)	9,897
Change in assets and liabilities:
Accounts receivable, net	(78,376)	24,361
Inventories, net	(151,938)	(47,533)
Contract assets, net	(21,912)	35,358
Prepaid expenses and other, net	(14,881)	2,429
Accounts payable	29,307	(58,600)
Contract liabilities	27,237	9,379
Accrued liabilities and income taxes payable	(32,735)	9,136
Retirement obligations and other liabilities	24,123	(23,842)
Net deferred taxes	(32,293)	(34,933)
Net cash flows provided (used) by operating activities	(109,485)	151,107
Cash flows – Investing activities:
Capital expenditures	(45,831)	(34,034)
Other	184	(4,679)
Net cash flows provided (used) by investing activities	(45,647)	(38,713)
Cash flows – Financing activities:
Payments on senior notes	-	(407,473)
Proceeds from issuance of senior notes	-	498,280
Proceeds from long-term debt	-	300,000
Payments of deferred loan cost	-	(5,399)
Payments on term loan	(24,239)	-
Proceeds under other financing arrangements	1,135	1,408
Payments under other financing arrangements	(356)	(6,215)
Repurchases of common shares	-	(17,531)
Payments related to tax withholding for stock-based compensation	(4,578)	(5,899)
Payments of dividends	(78,406)	(78,551)
Other	(5,334)	(6,276)
Net cash flows provided (used) by financing activities	(111,778)	272,344
Effect of exchange rate changes on cash	(39,672)	(22,743)
Net change in cash and cash equivalents	(306,582)	361,995
Cash and cash equivalents at beginning of period	658,452	1,095,274
Cash and cash equivalents at end of period	$351,870	$1,457,269

Contacts

Investor Contacts:
Jay Roueche, Vice President, Investor Relations & Treasurer (972) 443-6560
Mike Mullin, Director, Investor Relations (214) 697-8568